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                                                                    Exhibit 23.4



                          CONSENT OF FINANCIAL ADVISOR




We hereby consent to the inclusion of the Opinion of McConnell, Budd & Downes,
Inc. dated November   ,  1996 as an Annex to the Proxy Statement/Prospectus
filed as part of the Form S-4 Registration Statement (Registration No. ___-________) of Commerce Bancorp, Inc, and to the references to our firm as Financial Advisor to Independence Bancorp, Inc. in the text of said Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission,


November 15, 1996



                                       McConnell, Budd & Downes, Inc.


                                       By: /s/ Michael Rasmussen
                                           ----------------------
                                           Michael Rasmussen
                                           Vice President